Exhibit 99.1

AeroVironment Acquires VTOL UAS Developer Pulse Aerospace, LLC for $25.7 Million to Strengthen Family of Small Unmanned Aircraft Systems

•                  Pulse’s complementary Vertical Takeoff and Landing (VTOL) product family strengthens AeroVironment’s leading family of fixed-wing small unmanned aircraft systems (UAS)

•                  Acquisition expands total addressable market by increasing mission capabilities of AeroVironment family of systems

•                  Pulse Aerospace receives multi-year contract award with a maximum value of more than $13 million from undisclosed defense customer for Vapor VTOL unmanned systems, spares and services

•                  Acquisition expected to be accretive to AeroVironment earnings by the third full year of operations

SIMI VALLEY, Calif., June 11, 2019 — AeroVironment, Inc. (NASDAQ: AVAV), a global leader in unmanned aircraft systems (UAS) for both defense and commercial applications, today announced it has acquired Pulse Aerospace, LLC, a developer and supplier of small VTOL UAS, for $25.7 million in cash, including milestone-based earn-out payments of $5 million.  AeroVironment financed the transaction entirely from available cash on hand.

Pulse Aerospace is a leading developer of small VTOL UAS technology in the United States.  Pulse’s HeliSynth™ technology brings flight control, payload, and endurance capabilities to market at attractive price points for both defense and commercial end markets.  Pulse recently received a multi-year contract award with a maximum value of more than $13 million from an undisclosed defense customer for its Vapor unmanned VTOL systems, spares and services.

AeroVironment expects the transaction to be accretive to its earnings by the third full year of operations.

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“The talented Pulse Aerospace team has created a solution set that is unique and will expand our family of unmanned systems by addressing increasing demand from our customers for small VTOL solutions,” said Wahid Nawabi, AeroVironment’s president and chief executive officer.  “This transaction brings together two highly complementary companies in terms of products, markets and culture, and will better position AeroVironment to grow our share of the small UAS market.  The team at Pulse Aerospace shares our focus on disruptive innovation and we welcome them to AeroVironment.  Together, we will deliver even more capability to our customers in the United States and more than 45 allied countries around the world.”

“We are excited to join together to realize the full benefits of this transaction as we employ key, future-defining technologies such as robotics, sensors, software analytics and connectivity.  Additionally, we look forward to gaining access to the strong technical talent pool in the Lawrence, Kansas area to help achieve our long-term growth objectives,” Nawabi added.

“AeroVironment’s global market presence dramatically increases the reach of Pulse’s VTOL UAS technology,” said Aaron Lessig, Pulse Aerospace, LLC’s chief executive officer.  “Pulse’s offering expands AeroVironment’s mission capabilities with increased payload capacity, which broadens customer use cases.  We look forward to growing AeroVironment’s share of the global unmanned systems market together.”

In connection with the transaction, Pulse Aerospace’s Lawrence, Kansas facility will become AeroVironment Innovation Center - Midwest, with a focus on small VTOL unmanned aircraft and mission planning solutions.

About AeroVironment, Inc. (AV)

AeroVironment (NASDAQ: AVAV) provides customers with more actionable intelligence so they can proceed with certainty. Based in California, AeroVironment is a global leader in unmanned aircraft systems and tactical missile systems, and serves defense, government and commercial customers. For more information visit www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

AeroVironment, Inc.
Steven Gitlin
+1 (805) 520-8350
pr@avinc.com

Mark Boyer
For AeroVironment, Inc.
+1 (310) 229-5956

mark@boyersyndicate.com

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